Exhibit 10.08.2



                  AMENDMENT NO. 8 TO THE
     PRIMERICA CORPORATION CAPITAL ACCUMULATION PLAN



I. The first sentence of Section 4(b) of the CAP Plan shall be deleted and restated in its entirety as follows:

          "The maximum number of shares of Stock
          which may be issued under the Plan, either as Restricted Stock or pursuant to the exercise of Options, shall be not more than 31,000,000 shares of Stock, subject to adjustment as provided in Section 8, and such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both."